Consent of Independent Auditors

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (form S-8) pertaining to the Questar Corporation Directors' Stock Option Plan and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statements of Questar Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP

May 28, 1996